UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

In connection with the previously announced separation and spin-off by Myriad Genetics, Inc. (the “Company”) of its research and drug development businesses, on June 30, 2009, the Company entered into a Separation and Distribution Agreement and other definitive agreements with its wholly owned subsidiary, Myriad Pharmaceuticals, Inc. (“MPI”), that, among other things, set forth the terms and conditions of the separation of MPI from the Company and provide a framework for the relationship between the Company and MPI following the separation. In addition to the Separation and Distribution Agreement, which contains many of the key provisions related to the spin-off of MPI and the distribution of MPI’s common stock to the Company’s stockholders, the parties also entered into a Tax Sharing Agreement, a Sublease Agreement, and an Employee Matters Agreement. Each of these agreements is described below:

Separation and Distribution Agreement

On June 30, 2009, the Company entered into the Separation and Distribution Agreement with MPI that sets forth the Company’s agreements with MPI regarding the principal transactions necessary to separate MPI from the Company, including: (i) the contribution of substantially all of the assets and certain liabilities of the Company’s research and drug development businesses and cash and cash equivalents of approximately $188 million to MPI; and (ii) the distribution by the Company, as of 11:59 p.m. (EDT) on June 30, 2009, of all outstanding shares of MPI common stock to the Company’s stockholders in the form of a pro rata dividend of one share of MPI common stock for every four shares of the Company’s common stock outstanding to stockholders of record on June 17, 2009. This agreement also sets forth the other provisions that govern certain aspects of the Company’s relationship with MPI after the completion of the separation from the Company and provides for the allocation of assets, liabilities and obligations between MPI and the Company in connection with the separation. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement filed as Exhibit 2.1 hereto.

Tax Sharing Agreement

On June 30, 2009, the Company entered into a Tax Sharing Agreement with MPI that generally governs the parties’ respective rights, responsibilities and obligations after the separation with respect to taxes. Under the Tax Sharing Agreement, all tax liabilities resulting or arising from the contribution of the Company’s research and drug development businesses to MPI and the other separation transactions including the distribution will be borne solely by the Company and its subsidiaries other than MPI. In addition, under the Tax Sharing Agreement, all tax liabilities (including tax refunds and credits) attributable to the Company’s research and drug development businesses for any and all periods preceding the separation, will be borne solely by the Company and its subsidiaries other than MPI, taking into account certain tax attributes available to the Company and its subsidiaries other than MPI. All tax liabilities (including tax refunds and credits) otherwise attributable to the Company and its subsidiaries, will be borne solely by the Company and its subsidiaries other than MPI. All tax liabilities (including tax refunds and credits) attributable to MPI’s operation of the research and drug development businesses for any and all periods following the separation will be borne solely by MPI. Any and all tax attributes, including net operating losses and research and development credits, which exist as of the date of the separation will be retained by the Company and its subsidiaries other than MPI. The description of the Tax Sharing Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Sharing Agreement filed as Exhibit 10.1 hereto.

Sublease Agreement

Effective July 1, 2009, the Company entered into a Sublease Agreement with MPI to provide for the lease of certain office and laboratory space to be utilized by MPI in its operations. Under the Sublease Agreement, MPI will pay the Company a monthly fee for the use of certain physical facilities in the nature of office and laboratory space. The monthly sublease fee will be based on the costs billed to the Company under its Master Lease for the same space. Hence the monthly payments will be passed through to MPI without any mark-up. In addition, MPI is responsible for up to approximately $8.0 million of leasehold improvements. The Sublease has an initial term of three years with four options for renewal of three years each. The description of the Sublease Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Sublease Agreement filed as Exhibit 10.2 hereto.

Employee Matters Agreement

On June 30, 2009, the Company entered into an Employee Matters Agreement with MPI that allocates liabilities and responsibilities relating to employee compensation, benefit plans, programs and other related matters in connection with the separation, including the treatment of outstanding incentive awards and certain retirement and welfare benefit obligations. The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement filed as Exhibit 10.3 hereto.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

Effective at 11:59 p.m. (EDT) on June 30, 2009, the Company completed the spin-off of MPI. The Company effected the spin-off of MPI by distributing a pro rata dividend of one share of MPI common stock for every four shares of the Company’s common stock outstanding to stockholders of record on June 17, 2009, or approximately 24.0 million shares of MPI common stock in the aggregate. Fractional shares of MPI common stock were not included in the distribution. Instead, American Stock Transfer & Trust Company aggregated fractional shares into whole shares, sold the whole shares in the open market and distributed the aggregate net cash proceeds of the sales pro rata to each holder who otherwise would have been entitled to receive a fractional share in the distribution. The Company obtained a private letter ruling from the Internal Revenue Service that the distribution of MPI common stock to the Company’s stockholders qualified as a tax free distribution to the Company and its stockholders for U.S. federal income tax purposes.

The unaudited pro forma financial statements of the Company and related notes thereto, derived from the historical financial statements of the Company and adjusted to give effect to the spin-off of MPI and the distribution of MPI common stock to the Company’s stockholders, are attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 2.02	Results of Operations and Financial Condition.

On June 30, 2009, the Company issued a press release announcing that, based on preliminary estimates, it anticipates reporting total molecular diagnostic revenue of approximately $86 million for the fiscal 2009 fourth quarter and $326 million for the fiscal 2009 year ending June 30, 2009. A copy of the press release is being furnished pursuant to Item 2.02 as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in this Item 2.02 and in Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Prior to the completion of the Company’s spin-off of MPI, Adrian N. Hobden, Ph.D. was employed by the Company as the President of MPI, a wholly owned subsidiary of the Company. Following the completion of the spin-off, Dr. Hobden continues to serve as the President and Chief Executive Officer of MPI, which is now an independent, publicly traded company. Pursuant to the separation of the Company and MPI, Dr. Hobden’s employment relationship with the Company ceased effective June 30, 2009.

ITEM 8.01	Other Events.

On July 1, 2009, the Company issued a press release announcing that on June 30, 2009 the Company completed the distribution to its stockholders of all of the shares of MPI common stock. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.1 hereto.

(d)	Exhibits.

Number	Description
2.1	Separation and Distribution Agreement, dated June 30, 2009, by and between Myriad Genetics, Inc. and Myriad Pharmaceuticals, Inc.

10.1	Tax Sharing Agreement, dated June 30, 2009, by and between Myriad Genetics, Inc. and Myriad Pharmaceuticals, Inc.

10.2	Sublease Agreement, effective July 1, 2009, by and between Myriad Genetics, Inc. and Myriad Pharmaceuticals, Inc.

10.3	Employee Matters Agreement, dated June 30, 2009, by and between Myriad Genetics, Inc. and Myriad Pharmaceuticals, Inc.

99.1	Myriad Genetics, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information.

99.2	Press release issued on June 30, 2009.

99.3	Press release issued on July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: July 7, 2009	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated June 30, 2009, by and between Myriad Genetics, Inc. and Myriad Pharmaceuticals, Inc.

10.1	Tax Sharing Agreement, dated June 30, 2009, by and between Myriad Genetics, Inc. and Myriad Pharmaceuticals, Inc.

10.2	Sublease Agreement, effective July 1, 2009, by and between Myriad Genetics, Inc. and Myriad Pharmaceuticals, Inc.

10.3	Employee Matters Agreement, dated June 30, 2009, by and between Myriad Genetics, Inc. and Myriad Pharmaceuticals, Inc.

99.1	Myriad Genetics, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information.

99.2	Press release issued on June 30, 2009.

99.3	Press release issued on July 1, 2009.